SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 3, 2003

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)
1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York  11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

             On June 18, 2003, Cablevision Systems Corporation (the “Company”) announced that an internal review initiated by the Company identified improper expense accruals at the national services division of Cablevision’s Rainbow Media Group. The improper accruals identified to date are insignificant to the previously reported financial results of Cablevision and Rainbow. Prior to the June 18 announcement, the Company notified the Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York of the matter, including issues relating to the conduct of certain individuals involved in the matter. The Company also announced on June 18, 2003 that its Audit Committee had retained William McLucas of Wilmer Cutler & Pickering to conduct an investigation of the matter. Wilmer Cutler & Pickering subsequently has retained PricewaterhouseCoopers as forensic accountants. On July 3, 2003, the Company received a formal order of investigation from the Securities and Exchange Commission, as well as a subpoena in connection with their investigation. The Company cannot predict how long these investigations will last or their outcome. The Company is cooperating fully and intends to continue to do so.

SIGNATURES

                          Pursuant to the requirements of the Securities Exchange Act of 1934, Cablevision Systems Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice Chairman

Dated: July 3, 2003

                         Pursuant to the requirements of the Securities Exchange Act of 1934, CSC Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice Chairman

Dated: July 3, 2003